SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2001 (February 16, 2001)

SEMITOOL, INC.
(Exact Name of Registrant as Specified in its Charter)

MONTANA
(State or Other Jurisdiction of Incorporation)

0-25424	81-0384392
(Commission File Number)	(I.R.S. Employer Identification No.)

655 West Reserve Drive, Kalispell, MT 59901
(Address of Principal Executive Offices) (Zip Code)

(406) 752-2107
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN REPORT

Item 2. Acquisition or Disposition of Assets.

        Effective February 16, 2001, pursuant to a Stock Purchase Agreement dated as of February 16, 2001, Semitool, Inc. (the “Registrant”) sold Semy Engineering, Inc., a wholly-owned subsidiary (“SEMY”), to Brooks Automation, Inc. (“Brooks”) for $36,000,000 in cash, subject to adjustment, and $2,750,000 in Brooks’ common stock valued on the effective date (the "Transaction"). The Transaction was effected as a purchase by Brooks of all of the issued and outstanding capital stock of SEMY. As a result of the Transaction, the Registrant will recognize a non-recurring after-tax gain of approximately $19,000,000 in the current quarter.

        The integrated information and process control systems of SEMY are currently available on the Registrant’s automated platforms. As part of the Transaction, SEMY will continue to supply its products to the Registrant under an original equipment manufacturer agreement.

        The purchase price was determined through arms-length negotiations between the Registrant and Brooks, which negotiations took into account SEMY’s business, financial position, operating history, products, intellectual property and other factors relating to SEMY’s business.

        There are no material relationships between the Registrant and Brooks.

Item 7. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired

        Not applicable.

(b)     Pro Forma Financial Information

        Not applicable.

(c)     Exhibits

        Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SEMITOOL, INC.
                                   (the Registrant)

                                   By:  /s/ Raymon F. Thompson
                                       __________________________________
                                       Raymon F. Thompson
                                       Chief Executive Officer and
                                       President

Dated:  March 2, 2001